                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      APPLIED MICRO CIRCUITS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                      APPLIED MICRO CIRCUITS CORPORATION

                   Notice of Annual Meeting of Stockholders

                           To Be Held August 3, 1999

  The Annual Meeting of Stockholders (the "Annual Meeting") of Applied Micro Circuits Corporation, a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company, located at 6290 Sequence Drive, San Diego, CA 92121 on Tuesday, August 3, 1999, at 10:00 a.m., local time, for the following purposes:

  1. To elect seven (7) directors of the Company to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified (Proposal No. 1);

  2. To ratify and approve amendments to increase the number of shares available for issuance under the Company's 1992 Stock Option Plan, as amended (Proposal No. 2);

  3. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending March 31, 2000 (Proposal No. 3); and

  4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

  The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

  The Board of Directors has fixed the close of business on June 8, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

  All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                      /s/ William E. Bendush
                                          ----------------------------------
                                          William E. Bendush
                                          Secretary

San Diego, California
June 21, 1999

                                   IMPORTANT
                                   ---------

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                        THANK YOU FOR ACTING PROMPTLY.

                      APPLIED MICRO CIRCUITS CORPORATION
                              6290 SEQUENCE DRIVE
                              SAN DIEGO, CA 92121

                                PROXY STATEMENT

General

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Applied Micro Circuits Corporation a Delaware corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the principal executive offices of the Company, located at 6290 Sequence Drive, San Diego, CA 92121 Tuesday, August 3, 1999, at 10:00 a.m., local time, and any adjournment or postponement thereof.

  This Proxy Statement, the enclosed proxy card, the Company's Annual Report to Stockholders for the fiscal year ended March 31, 1999, including financial statements, and the Company's Annual Report on Form 10-K were first mailed to stockholders entitled to vote at the meeting on or about June 25, 1999.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
William E. Bendush) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities

  The close of business on June 8, 1999 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 26,741,948 shares of Common Stock outstanding and held of record by approximately 704 stockholders.

Voting and Solicitation

  Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Shares of Common Stock may not be voted cumulatively.

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the proposals set forth in the Notice of Meeting, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

  The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Nominees

  At the Annual Meeting, the stockholders will elect seven directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

  Assuming a quorum is present, the seven nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the seven nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

  The names of the nominees, their ages as of March 31, 1999 and certain other information about them are set forth below:

Name of Nominee           Age              Principal Occupation               Director Since
---------------           --- ----------------------------------------------- --------------
David M. Rickey.........   43 President, Chief Executive Officer and Director      1996
William K. Bowes, Jr.
 (1)....................   72 Director                                             1980
R. Clive Ghest (2)......   61 Director                                             1997
Franklin P. Johnson, Jr.
 (1)(2).................   70 Director                                             1980
Roger A. Smullen, Sr.
 (1)....................   63 Chairman of the Board of Directors                   1982
Arthur B. Stabenow (2)..   60 Director                                             1988
Harvey P. White.........   65 Director                                             1999

--------
(1) Member of Audit Committee
(2) Member of Compensation Committee

  There are no family relationships among any of the directors or executive officers of the Company.

  David M. Rickey has served as President, Chief Executive Officer and Director since February 1996. From August 1993 to May 1995, Mr. Rickey served as the Company's Vice President of Operations. From May 1995 to February 1996, Mr. Rickey served as Vice President of Operations at NexGen, a semiconductor company. Previously, for eight years, Mr. Rickey was employed by Northern Telecom United, a telecommunications manufacturer, where he led the wafer fab engineering and manufacturing operations in both Ottawa, Canada and San Diego, California. Mr. Rickey has earned B.S. degrees from both Marrietta College (summa cum laude) and Columbia University. In addition, Mr. Rickey received an M.S. in Material Science and Engineering from Stanford University.

  William K. Bowes, Jr. has served as a director of the Company since April 1980. He has been a general partner of U.S. Venture Partners, a venture capital investment entity, since July 1981. Mr. Bowes serves as a director of Amgen, Inc., XOMA Corporation, Lynx Therapeutics, Inc. and one privately-held U.S. Venture

Partners portfolio company. Mr. Bowes holds a B.A. from Stanford University and an M.B.A. from Harvard Business School.

  R. Clive Ghest has served as a director of the Company since July 1997. Since January 1997, Mr. Ghest has been a principal of Ghest Associates Consulting. Mr. Ghest was the Vice President of Business Development at Advanced Micro Devices Inc. from February 1986 to December 1996. He has more than 35 years of experience in various capacities in the computer, communications and semiconductor industries. Mr. Ghest holds an M.S.E.E. from the University of Santa Clara and an Hons. B.Sc. from the University of London.

  Franklin P. Johnson, Jr. has served as a director of the Company since April 1980. He is the proprietor of Asset Management Company, a venture capital management company. Mr. Johnson has been a private venture capital investor for more than five years. Mr. Johnson is also a director of Amgen, Inc. and IDEC Pharmaceuticals Corporation. Mr. Johnson holds a B.S. from Stanford University and an M.B.A. from Harvard Business School.

  Roger A. Smullen has served as the Chairman of the Company's Board of Directors since October 1982. Mr. Smullen served as Acting Vice President, Operations of the Company from August 1997 through October 1997. From April 1983 until April 1987, Mr. Smullen served as the Company's Chief Executive Officer. Previously, he was Senior Vice President of Operations of Intersil Inc.'s semiconductor division. In 1967, Mr. Smullen co-founded National Semiconductor Corporation, a manufacturer of integrated circuits. Prior to that, he was director of integrated circuits at Fairchild Semiconductor Corporation, a manufacturer of integrated circuits. Mr. Smullen is currently a director of Micro Linear Corporation, a manufacturer of integrated circuits. He holds a B.S. in mechanical engineering from the University of Minnesota.

  Arthur B. Stabenow has served as a director of the Company since July 1988. Mr. Stabenow was Chairman, President and Chief Executive Officer of Micro Linear Corporation, a manufacturer of integrated circuits, from April 1986 until his retirement in January 1999. Mr. Stabenow has over 35 years of experience in the semiconductor industry. From January 1979 to March 1986, he was employed as a vice president and general manager at National Semiconductor Corporation. Mr. Stabenow is currently a director of Zoran, Inc. Mr. Stabenow holds an M.B.A. from the University of New Haven.

  Harvey P. White has served as a director of the Company since April 1999. Since September 1998, Mr. White has been Chairman, Chief Executive Officer and President of Leap Wireless International, an operator of wireless telephone systems in the U.S., Chile, Russia and Mexico. Mr. White is one of the founders of QUALCOMM and served as President from May 1992 through June 1998. Prior to May 1992, he served as Executive Vice President and Chief Operating Officer and was on the Board of Directors of Qualcomm since it began operations in July 1985 until September 1998. From March 1978 to June 1985, Mr. White served in various positions for Linkabit (M/A-COM Linkabit after August 1980), including Chief Financial Officer, Vice President, Senior Vice President, Executive Vice President and Director. His earlier experience included Group Vice President of Industrial Systems at Rohr Industries Inc., ownership of distribution firms and financial, operations and systems positions at Raytheon, Whittaker and TRW. Mr. White holds a B.A. in economics from Marshall University.

Meetings and Committees of the Board of Directors

  During the period from April 1, 1998 through March 31, 1999 (the "last fiscal year"), the Board met eleven (11) times. No director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves. The Board has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board will consider nominations from stockholders, which should be addressed to William E. Bendush at the Company's address set forth above.

  The Audit Committee consists of directors Smullen, Bowes and Johnson, three of the Company's non-employee directors, and held four (4) meetings during the last fiscal year. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

  The Compensation Committee consists of directors Johnson, Stabenow and Ghest, and held three (3) meetings during the last fiscal year. Its functions are to establish and administer the Company's policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers the Company's 1982 Stock Option Plan, the 1992 Stock Option Plan, the 1997 Directors' Stock Option Plan, the 1997 Employee Stock Purchase Plan, the 1998 Employee Stock Purchase Plan, and, as a result of the merger with Cimaron Communications Corporation, the 1998 Stock Incentive Plan.

Compensation of Directors

  Nonemployee directors of the Company receive a $12,000 annual fee and fees of $500 per meeting attended. Directors are also reimbursed for customary and usual travel expenses incurred in connection with attendance at meetings of the Board.

  The Company's 1997 Directors' Stock Option Plan (the "Directors' Plan") provides that each person who becomes a nonemployee director of the Company will be granted a nonstatutory stock option to purchase 12,500 shares of Common Stock on the date on which the optionee first becomes a nonemployee director of the Company. Thereafter, on April 1 each year (starting in 2000 for nonemployee directors who were serving as of the date of the closing of the initial public offering, which was declared effective on November 24,
1997), each nonemployee director will be granted an option to purchase 12,500 shares of Common Stock if on such date, he or she has served on the Company's Board of Directors for at least six months.

Recommendation of the Board:

                        THE BOARD RECOMMENDS A VOTE FOR
                   THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                PROPOSAL NO. 2

                APPROVAL OF AMENDMENT TO 1992 STOCK OPTION PLAN

  At the Annual Meeting, the Company's stockholders are being asked to approve an amendment to the Company's 1992 Stock Option Plan (the "1992 Plan") to increase the number of shares authorized for issuance thereunder by 3,800,000 shares to an aggregate of 9,827,304 shares. The following is a summary of principal features of the 1992 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1992 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Vice President of Finance at the Company's principal offices in San Diego, California.

General

  The Board approved the 1992 Plan in July 1992 and the 1992 Plan was approved by the stockholders in September 1992 and subsequently amended. The purpose of the 1992 Plan is to provide incentives to attract, retain and motivate qualified employees, consultants, independent contractors and advisors whose present and potential contributions are important to the success of the Company, by offering them an opportunity to participate in the Company's future performance through awards of stock options, restricted stock and stock bonuses.

Shares Subject to the 1992 Plan

  Prior to April 15, 1999 an aggregate of 6,027,304 shares of the Common Stock of the Company were reserved by the Board for issuance under the 1992 Plan. In April, 1999, the Board of Directors approved an amendment to the 1992 Plan to increase the number of shares reserved for issuance thereunder by 3,800,000 shares to a total of 9,827,304 shares, which amendment is the subject of this proposal.

  If any option granted pursuant to the 1992 Plan expires or terminates for any reason without being exercised in whole or in part, or any award terminates without being issued, or any award is forfeited or repurchased by the Company at the original purchase price, the shares released from such option will again become available for grant and purchase under the 1992 Plan. This number of shares is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.

  As of May 17, 1999 options to purchase 3,416,747 shares of Common Stock were outstanding and unexercised under the 1992 Plan, options to purchase 2,425,987 shares of common stock had been exercised and options to purchase 204,449 shares remained available for grant. Stockholders are being asked to approve to the reservation of Common Stock for issuance under the 1992 Plan at the Annual Meeting.

Administration

  The 1992 Plan is administered by the Compensation Committee (the "Committee"), the members of which are appointed by the Board. The Committee currently consists of Messrs Ghest, Johnson and Stabenow, each of whom are "non-employee directors", as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors", as that term is defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

  Subject to the terms of the 1992 Plan, the Committee determines the persons who are to receive awards, the number of shares subject to each such award and the terms and conditions of each such award. The Committee has the authority to construe and interpret any of the provisions of the 1992 Plan or any awards granted thereunder.

Eligibility

  Employees, officers, directors, consultants, independent contractors and advisors of the Company (and of any subsidiaries and affiliates) are eligible to receive awards under the 1992 Plan (the "Participants"). No Participant is eligible to receive more than 1,000,000 shares of Common Stock in any fiscal year under the 1992 Plan. As of May 1999, approximately 365 persons were eligible to participate in the 1992 Plan.

Stock Options

  The 1992 Plan permits the granting of options that are intended to qualify either as Incentive Stock Options ("ISOs") or Nonqualified Stock Options ("NQSOs"). ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or any parent or subsidiary of the Company.

  The option exercise price for each ISO share must be no less than 100% of the "fair market value" (as defined in the 1992 Plan) of a share of Common Stock at the time the ISO is granted. In the case of an ISO granted to a 10% stockholder, the exercise price for each such ISO share must be no less than 110% of the fair market value of a share of Common Stock at the time the ISO is granted. The option exercise price for each NQSO share must be no less than 85% of the fair market value of a share of Common Stock at the time of grant. To date, the Company has not granted options under the Incentive plan at less than fair market value.

  The exercise price of options granted under the 1992 Plan may be paid as approved by the Committee at the time of grant: (1) in cash; (2) by check; (3) by tender of a full recourse promissory note; (4) by surrender of shares of the Company's Common Stock owned by the Participant for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (5) by a "same-day sale" commitment from the Participant and a National Association of Securities Dealers, Inc. ("NASD") broker or by a "margin" commitment from the Participant and a NASD broker; (6) by delivering an irrevocable subscription agreement which obligates the option holder to take and pay for the shares not more than twelve months after the date of delivery of the subscription agreement; (7) by any combination of the foregoing; or (8) by such other consideration and method of payment for the issuance of shares to the extent permitted under applicable laws.

Termination of Options

  Options are generally exercisable for a period of 10 years. Options granted under the 1992 Plan terminate thirty days (or such shorter or longer period as determined by the Committee) after the Participant ceases to be employed or retained by the Company unless the termination of employment or retention is due to permanent and total disability or death, in which case the option may be exercised at any time within 12 months of termination to the extent the option was exercisable to the date of termination. In no event will an option be exercisable after the expiration date of the option.

Mergers, Consolidations, Change of Control

  In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all the assets of the Company or any other similar corporate transaction in which the Company is not the surviving corporation, the vesting under outstanding options will be accelerated so that the number of shares that would otherwise be vested one year after such event shall be deemed vested as of the date of such event. In addition, the successor corporation may assume, replace or substitute equivalent options in exchange for those granted under the 1992 Plan or provide substantially similar consideration, shares or other property as was provided to Stockholders of the Company (after taking into account provisions of the awards) under the 1992 Plan unless, in its sole discretion, the Committee determines to have additional accelerated vesting of shares under the options in lieu of such assumption or substitution. In the event that the successor corporation, if any, does not assume or substitute the options awarded, such options shall expire upon the closing of such transaction at the time and upon the conditions as the Board determines.

Amendment of the 1992 Plan

  The Board may at any time amend or terminate the 1992 Plan, including amendment of any form of award agreement or instrument to be executed pursuant to the 1992 Plan. However, the Board may not amend the 1992 Plan in any manner that requires stockholder approval pursuant to the Code or the regulations promulgated thereunder, or the Exchange Act or Rule 16b-3 (or its successor) promulgated thereunder.

Term of the 1992 Plan

  Unless terminated earlier as provided in the 1992 Plan, the 1992 Plan will terminate in July 2002, ten (10) years from the date the 1992 Plan was adopted by the Board.

Federal Income Tax Information

  THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE INCENTIVE PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT HAS BEEN, AND IS, ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE INCENTIVE PLAN.

  Incentive Stock Options. A Participant will not recognize income upon grant of an ISO and will not incur tax on its exercise (unless the Participant is subject to the alternative minimum tax described below). If the Participant holds the stock acquired upon exercise of an ISO (the "ISO Shares") for one year after the date the option was exercised and for two years after the date the option was granted, the Participant generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO shares.

  If the Participant disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), then gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, generally will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the Participant.

  Alternative Minimum Tax. The difference between the fair market value of the ISO shares on the date of exercise and the exercise price is an adjustment to income for purposes of the alternative minimum tax (the "AMT"). The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000, or $87,500 for married taxpayers filing separately). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return and $33,750 for individual returns, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those shares. Because the alternative minimum tax calculation may be complex, any optionee who upon exercising an incentive stock option would recognize (together with other alternative minimum taxable income preference and adjustment items for the year) alternative minimum taxable income in excess of the exclusion amount noted above should consult his or her own tax advisor prior to exercising the incentive stock option. If an optionee pays alternative minimum tax, the amount of such tax may be carried forward as a credit against any subsequent year's regular tax in excess of the alternative minimum tax for such year.

  Nonqualified Stock Options. A Participant will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO the Participant will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant's exercise price. The included amount will be treated as ordinary income by the Participant and may be subject to income tax and FICA withholding by the Company (either by payment in cash or withholding out of the Participant's salary). Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss. Special rules apply where all or a portion of the exercise price is paid by tendering shares of Common Stock.

  Tax Treatment of the Company. The Company will be entitled to a deduction in connection with the exercise of a NQSO by a Participant or the receipt of restricted stock or stock bonuses by a Participant to the extent that the Participant recognizes ordinary income and the Company withholds tax. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the ISO Shares.

ERISA

  The 1992 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under
Section 401(a) of the Code.

Required Vote

  The approval of the amendment to the 1992 Stock Option Plan and the reservation of 3,800,000 shares of Common Stock for issuance thereunder requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

  THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1992 STOCK
                                 OPTION PLAN.

                                PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  Ernst & Young LLP has served as the Company's independent auditors since 1980 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending March 31, 2000. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

  A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

              THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE
         APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT
              AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2000.

      COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of May 17, 1999 for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group.

                                               Amount and
                                          Nature of Beneficial Percent of Common
            Name and Address                  Ownership(1)        Stock(1)(2)
            ----------------              -------------------- -----------------
David M. Rickey (3).....................         538,541             2.01
Roger A. Smullen (4)....................         480,776             1.79
Franklin P. Johnson, Jr. (5)............         216,066                *
Thomas L. Tullie (6)....................         119,982                *
Joel O. Holliday (7)....................         111,405                *
William K. Bowes, Jr. (8)...............          48,546                *
Arthur B. Stabenow (9)..................          41,633                *
Laszlo V. Gal (10)......................          37,899                *
R. Clive Ghest (11).....................          25,000                *
Kenneth L. Clark (12)...................           7,971                *
Harvey P. White (13)....................           5,125                *
Pilgrim Baxter & Associates.............       1,793,292             6.71
Putnam Investment Management, Inc. (14).       1,382,163             5.17
All directors and executive officers as
 a group (14 persons) (15)..............       2,190,423             8.11%
                                               ---------             ----

--------
*Less than 1%.
(1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.
(2) In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable within 60 days after May 17, 1999 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentages are based on 26,718,039 shares of Common Stock outstanding on May 17, 1999 together with applicable options for such stockholders.
(3) Includes 2,400 shares owned by Mr. Rickey's children. Includes 147,222 shares of Common Stock that are subject to repurchase by the Company and 35,000 shares issuable upon the exercise of vested options.
(4) Includes 22,916 shares of Common Stock that are subject to repurchase by the Company. Includes 7,500 shares of Common Stock issuable upon the exercise of vested options that are exercisable within 60 days after May 17, 1999.
(5) Includes 63,334 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days after May 17, 1999, of which 12,502 shares are subject to repurchase rights in favor of the Company. Also includes 73,916 shares held by Mr. Johnson's wife. Mr. Johnson disclaims beneficial ownership with respect to the shares held by his wife.
(6) Includes 48,611 shares that are subject to repurchase by the Company. Includes 14,375 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days after May 17, 1999.
(7) Includes 43,474 shares held in the name of Joel O. Holliday and Rosanne R. Holliday, Co-Trustees of the Joel O. Holliday Family Trust dated April 1, 1985 and 64,931 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days after May 17, 1999 of which 23,611 are subject to repurchase rights in favor of the Company.

(8) Includes 5,700 shares of Common Stock owned by the William K. Bowes, Jr. foundation. Includes 36,945 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days after May 17, 1999, of which 12,502 shares are subject to repurchase rights in favor of the Company.
(9) Includes 13,089 shares which, although issued, are subject to repurchase rights in favor of the Company.
(10) Includes 500 shares owned by Mr. Gal's son and 300 shares owned by Mr. Gal's wife for the benefit of their daughter.
(11) Includes 22,222 shares issuable upon the exercise of options that are exercisable within 60 days after May 17, 1999, of which 18,056 shares are subject to repurchase rights in favor of the Company.
(12) Includes 7,292 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days after May 17, 1999.
(13) Includes 3,125 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days after May 17, 1999.
(14) Based on information dated as of March 31, 1999.
(15) Includes 287,245 shares issuable upon the exercise of options that are exercisable within 60 days after May 17, 1999, of which 75,559 shares are subject to repurchase rights in favor of the Company. Also includes 346,645 shares which, although issued, are subject to repurchase rights in favor of the Company.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table shows the compensation earned by (a) the individual who served as the Company's Chief Executive Officer during the fiscal year ended March 31, 1999, (b) the four other most highly compensated individuals who served as an executive officer of the Company during the fiscal year ended March 31, 1999; and (c) the compensation received by each such individual for the Company's two preceding fiscal years.

                          Summary Compensation Table

                                                                            Long-Term
                                                                           Compensation
                                                                           ------------
                                Annual Compensation                           Awards
                                -----------------------                    ------------
                                                                            Securities
                                                            Other Annual    Underlying   All Other
    Name & Principal     Fiscal  Salary                     Compensation     Options    Compensation
        Position          Year   ($)(1)       Bonus ($)        ($)(2)         (#)(3)        ($)
    ----------------     ------ ----------    ---------     ------------   ------------ ------------
David M. Rickey.........  1999    315,453       110,000(4)        --             --        3,120(5)
 President and Chief
  Executive               1998    300,014       212,900(6)        --         146,666       3,120(5)
 Officer                  1997    277,215        61,500(7)    131,358(8)         --        3,120(5)

Thomas L. Tullie........  1999    249,199(9)     25,000(4)        --             --          --
 Vice President, Sales    1998    219,556(10)    52,000(6)        --          73,333         --
                          1997    124,934(11)    60,500(12)    38,863(13)    133,333         --
Joel O. Holliday........  1999    179,276        40,000(4)        --             --          --
 Vice President, Finance
  and                     1998    170,204        77,000(6)        --          63,333         --
 Administration,
  Treasurer, Chief        1997    162,208        41,500(7)        --          33,333         --
 Financial Officer and
  Secretary

Kenneth L. Clark........  1999    181,770        35,000(4)     31,385(14)        --          --
 Vice President,          1998     64,211(15)    26,000(6)        --         130,000         --
 Operations               1997        --            --            --             --          --

Laszlo V. Gal             1999    200,361           --            --             --          --
 Vice President,          1998    184,007        52,000(6)        --          41,666         --
 Engineering (16)         1997     22,885(17)    46,500(12)       --         206,666         --

--------
 (1) Includes pre-tax contributions to the AMCC 401(k) Plan.
 (2) Excludes annual compensation which, for any named executive officer, did not in aggregate exceed the lesser of $50,000 or 10 percent of such named executive officer's total annual salary and bonus for that year.
 (3) Options granted in a given fiscal year may include grants based on the officer's performance in the prior fiscal year. See "Option Grants in Last Fiscal Year" and "Compensation Committee Report on Executive Compensation."
 (4) Includes Fiscal Year 1999 bonus paid in April 1999 (Fiscal 2000).
 (5) Includes annual premiums in the amount of $3,120 paid by the Company on a term life insurance policy.
 (6) Includes Fiscal Year 1998 bonus paid in April 1998 (Fiscal 1999).
 (7) Includes Fiscal Year 1997 bonus paid in April 1997 (Fiscal 1998).
 (8) Includes $73,024 paid to Mr. Rickey in the form of relocation expenses and a matching contribution in the amount of $2,652 that the Company made on Mr. Rickey's behalf to the AMCC 401(k).
 (9) Includes commissions earned by Mr. Tullie in the amount of $91,714, of which $66,630 was paid to Mr. Tullie in fiscal 1999 and $25,084 was paid to Mr. Tullie in fiscal 2000.
(10) Includes commissions earned by Mr. Tullie in the amount of $71,639, of which $63,914 was paid to Mr. Tullie in fiscal 1998 and $7,725 was paid to Mr. Tullie in fiscal 1999. Also includes a referral bonus in the amount of $2,000.
(11) Includes commissions earned by Mr. Tullie in the amount of $38,396, of which $25,191 was paid to Mr. Tullie in fiscal 1997 and $13,205 was paid to Mr. Tullie in fiscal 1998.
(12) Includes a sign-on bonus and Fiscal Year 1997 bonus paid in April 1997 (Fiscal 1998).
(13) Includes a matching contribution in the amount of $565 that the Company made on Mr. Tullie's behalf to the AMCC 401(k) Plan and $38,298 paid to Mr. Tullie for relocation expenses.
(14) Includes $27,985 paid to Mr. Clark in the form of relocation expenses and a matching contribution in the amount of $3,390 that the Company made on Mr. Clark's behalf to the AMCC 401(k) Plan.
(15) Mr. Clark joined the Company in November 1997, and his annualized base salary for the fiscal year ended March 31, 1998 was $175,000.
(16) Mr. Gal resigned as Vice President, Engineering when his employment with the Company terminated on April 3, 1999.
(17) Mr. Gal joined the Company in January 1997, and his annualized base salary for the fiscal year ended March 31, 1997 was $175,000.

            EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

  In January 1996, the Company entered into a letter agreement with David M. Rickey, the Company's President and Chief Executive Officer. This agreement entitles Mr. Rickey to a salary of $275,000 per year and term life insurance purchased by the Company for the benefit of Mr. Rickey's estate. Pursuant to the terms of the agreement, if the Company enters into certain change-of-control transactions, the vesting of Mr. Rickey's options to purchase shares of the Company's Common Stock will accelerate. In addition, the agreement provides that if the Company is acquired and the per share value of the Company's Common Stock is less than $3.00 per share, the Company will compensate Mr. Rickey for the difference between $3.00 per share and the per share merger or sale price determined by the Company's Board of Directors. The letter agreement provides that Mr. Rickey's employment is at will and terminable by the Company or Mr. Rickey for any reason, with or without cause, and with or without notice.

                       OPTION GRANTS IN LAST FISCAL YEAR

  There were no stock options granted to the Named Executive Officers in the last fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended March 31, 1999. In addition, the table sets forth the number of shares covered by stock options as of the fiscal year ended March 31, 1999, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended March 31, 1999.

                                                          Number of                Value of
                                                         Unexercised             Unexercised
                                                      Options at Fiscal          In-the-Money
                           Shares                        Year End (#)             Options at
                         Acquired on      Value         Exercisable/         Fiscal Year End ($)
  Name                   Exercise (#) Realized($)(1) Unexercisable(2)(3) Exercisable/Unexercisable(4)
  ----                   -----------  -------------- ------------------- ----------------------------
David M. Rickey.........         0               0    20,000 /  60,000     $  382,500 / $1,147,500
Thomas L. Tullie........         0               0    10,000 /  30,000     $  191,250 / $  573,750
Kenneth L. Clark........    36,875      $  659,359     8,125 /  85,000     $  253,047 / $2,602,187
Joel O. Holliday........         0               0    63,056 /  22,500     $2,345,853 / $  430,313
Laszlo V. Gal...........   119,444      $3,324,443     8,750 / 120,138     $  167,344 / $4,466,452

--------
(1) This value has been calculated based on the fair market value of the Company's Common Stock as of the date of exercise as determined by the closing price of the Company's stock on the Nasdaq National Market as of the date of exercise minus the applicable per share exercise price.
(2) No stock appreciation rights (SARs) were outstanding during fiscal 1998.
(3) Options granted prior to March 27, 1998 under the 1992 Plan are generally immediately exercisable, but subject to a right of repurchase pursuant to the vesting schedule of each such grant. Options granted on or after March 27, 1998 are exercisable only as to those shares that are vested. Accordingly, the table reflects those options that are exercisable, not those options that are vested.
(4) Based on the $42.75 per share closing price of the Company's Common Stock on The Nasdaq National Market on March 31, 1999, less the exercise price of the options.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

  The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to the Company's executive officers during the fiscal year ended March 31, 1999. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options or grants options under the Company's 1992 Stock Option Plan. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

  Under the supervision of the Board of Directors, the Company's compensation policy is designed to attract, motivate and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus payable in cash and tied to the achievement of certain annual performance goals and (iii) stock options which are designed to align the long-term interests of the executive officers with the Company's stockholders.

  The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

  Base salary ranges are established based on benchmark data from high-tech companies which compete with the Company for business and executive talent. The level of base salary within the ranges is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, and the compensation levels of executives at similarly situated companies. Base salary is generally adjusted once each year based on individual performance and position within the salary range.

Variable Bonus

  Cash bonuses are awarded on an annual basis to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving specific company-wide goals, such as revenue growth and earnings growth.

Stock Options

  The Company has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Stock options are designed to give the recipient an equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Factors considered in making such executive officer awards include the individual's position and responsibilities with the Company, his or her performance and accomplishments against annual goals, his or her length of service, and his or her existing holdings of unvested option shares.

  Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years from the date of grant). The options typically vest in periodic installments over a four year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's service, and then only if the market price of the Common Stock appreciates over the option term.

Compensation of the Chief Executive Officer

  David M. Rickey has served as the Company's President and Chief Executive Officer since February 1996. His base salary for the period February 1998 to February 1999 was $312,000. On February 12, 1999, Mr. Rickey's salary was increased to $350,000.

  The factors discussed above in "Base Salaries," "Variable Bonus," and "Stock Options" were also applied in establishing the amount of Mr. Rickey's salary and stock option grant. Significant factors in establishing Mr. Rickey's compensation upon hire were his seventeen years in the semiconductor industry and his previous experience as vice president of operations with AMCC from June 1993 to May 1995. Subsequent increases in base salary have been based on his performance and contributions to Company growth and success.

Deductibility of Executive Compensation

  The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's 1992 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

                                               COMPENSATION COMMITTEE:
                                               Franklin P. Johnson
                                               Arthur B. Stabenow
                                               R. Clive Ghest

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors currently consists of Messrs. Johnson, Stabenow and Ghest. None of these directors has at any time been an officer or employee of the Company or any subsidiary of the Company. Arthur B. Stabenow, served as Chairman, President and Chief Executive Officer of Micro Linear Corporation until January 1999 and also served as a member of the Compensation Committee of the Board of Directors of AMCC during fiscal 1999, and continues to serve on such Committee. Roger A. Smullen was a member of the Board of Directors of Micro Linear Corporation during Fiscal 1999, and continues to serve on such Board. No other interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past.

                         TRANSACTIONS WITH MANAGEMENT

  In January 1996, the Company entered into a letter agreement with David M. Rickey, the Company's President and Chief Executive Officer, relating to Mr. Rickey's employment and benefits in connection with certain change-of-control transactions. See "Employment, Severance and Change of Control Agreements."

  In February 1996, the Company entered into a loan arrangement with Mr. Rickey, pursuant to which the Company loaned to Mr. Rickey $150,000 ("Note No. 1") and $53,000 ("Note No. 2") at an annual interest rate of 5.32%. Note No. 1 was a full recourse, unsecured real estate bridge loan with accrued interest and principal payable upon the earlier of February 12, 1999 or the sale of the house in which Mr. Rickey lived prior to relocating to San Diego to accept employment as the Company's President and Chief Executive Officer. Note No. 2 was the reinstatement of a loan which had been made previously to Mr. Rickey in connection with the exercise of incentive stock options while serving as Vice President, Manufacturing for the Company. Note No. 2 was a full recourse, unsecured promissory note with accrued interest and principal payable no later than February 12, 1999. Note No. 1 and Note No. 2 may be declared payable in full by the Company in the event that Mr. Rickey ceases to be employed by the Company. In May 1996, the Company entered into a loan agreement with Mr. Rickey pursuant to which the Company loaned $750,000 ("Note No. 3") to Mr. Rickey at an interest rate of 5.76% per annum compounded annually. The proceeds of the loan were used to exercise options granted by Mr. Rickey's former employer, which were expiring as a result of Mr. Rickey's termination of employment with the former employer in order to join the Company. The loan is evidenced by a non-recourse promissory note, which is secured by 46,500 shares of Common Stock of Advanced Micro Devices, Inc. The principal and accrued interest on Note No. 3 were due and payable in full on May 1, 1999, unless accelerated in whole or in part in the event of (i) a default under the loan agreement or pledge agreement for Note No. 3, (ii) a default in payment under Note No. 3 or any other promissory note issued to the Company by Mr. Rickey, (iii) the voluntary or involuntary termination of Mr. Rickey's employment with the Company or (iv) the sale of any portion of the Common Stock securing Note No. 3. Each of Note No. 1, Note No. 2 and Note No. 3 were approved by the Board of Directors of the Company pursuant to the approval of Mr. Rickey's offer of employment with the Company. In September 1996, Mr. Rickey repaid approximately $142,000 of the principal on Note No. 1, and in April 1997, Mr. Rickey delivered a full recourse, unsecured promissory note with a principal amount of $12,392 and an interest rate of 5.91% per annum in payment of the balance of the amount owing under Note No. 1. In January 1999, the Board of Directors extended the due dates on the notes by one year, as these notes became due. The current aggregate principal balance outstanding under each note is as follows:

                                                     Date of  Extended  Current
                                          Principal Original  Maturity  Interest
                                           Amount     Note      Date      Rate
                                          --------- --------- --------- --------
   Note No. 1............................ $ 12,392   4/1/1997 3/31/2000   5.70%
   Note No. 2............................ $ 53,000  2/12/1996 2/12/2000   4.62%
   Note No. 3............................ $750,000   5/1/1996  5/1/2000   5.76%

  In July 1997, Mr. Rickey exercised stock options granted under the 1992 Plan. In payment of the purchase price for the exercised shares, Mr. Rickey delivered full recourse promissory notes in principal amounts of approximately $400,000, $20,000 and $35,000 bearing interest at rates of 5.98%, 5.98% and
6.54%, respectively. The notes and accrued interest thereon are payable in full in February 2000, February 2000 and April 2001, respectively.

  The Company has entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

  The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                            STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return data for the Company's stock since November 25, 1997 (the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) The Nasdaq National Market Composite Index and (ii) the Nasdaq Electronic Components Stock Index. The graph assumes that $100 was invested in the Common Stock of the Company and in each of the comparative indices on November 25, 1997, the date on which the Company completed the initial public offering of its Common Stock. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $8.00, the price to which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                             [GRAPH APPEARS HERE]

                                                        11/25/97 3/31/98 3/31/99
                                                        -------- ------- -------
      Applied Micro Circuits Corporation...............   100      281     534
      Nasdaq Electronic Components.....................   100       99     146
      Nasdaq Market....................................   100      115     156

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Proposals of stockholders intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by William E. Bendush, Applied Micro Circuits Corporation, 6290 Sequence Drive, San Diego, California 92121, no later than February 16, 2000 in order that they may be considered in the proxy statement and form of proxy relating to that meeting.

  Also, if a stockholder does not notify the Company on or before May 7, 2000 of a proposal for the Company's 2000 Annual Meeting of Stockholders, management intends to use its discretionary authority to vote on such matters even if the matter is not discussed in the proxy statement for the 2000 Annual Meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended March 31, 1999, all Reporting Persons complied with all applicable filing requirements except that Mr. Gal failed to timely report certain purchases and sales of the Company's common stock made by members of his immediate family in September 1998, which transactions have since been reported in an amended Form 4 and Mr. Bowes failed to timely report a sale made by BHMS in June 1998. Mr. Bowes is a general partner of BHMS and disclaims beneficial interest in such shares except to the pecuniary interest arising from his interest in BHMS. The transaction has since been reported on a Form 5.

             AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN

  This Proxy Statement refers to certain documents of the Company that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner, to whom this Proxy Statement is delivered, upon oral or written request, without charge, directed to William
E. Bendush, Applied Micro Circuits Corporation, 6290 Sequence Drive, San Diego, California 92121, telephone number (858) 450-9333. In order to ensure timely delivery of the documents, such requests should be made by July 15, 1999.

                                 OTHER MATTERS

  The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

  It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                         By Order of the Board of Directors,

                                     /s/ William E. Bendush
                                         ----------------------------------
                                         William E. Bendush
                                         Secretary

June 21, 1999
San Diego, California

PROXY                                                                      PROXY

                      APPLIED MICRO CIRCUITS CORPORATION
             PROXY FOR ANNUAL MEETING TO BE HELD ON AUGUST 3, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David M. Rickey and William E. Bendush, or either of them, as proxies, each with the power to appoint his substitute, to represent and to vote all the shares of common stock of Applied Micro Circuits Corporation ("AMCC"), which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of AMCC to be held on August 3, 1999 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

     In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL
                                                   ---
NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.
             ---

      IMPORTANT-This Proxy must be signed and dated on the reverse side.

--------------------------------------------------------------------------------
                              THIS IS YOUR PROXY
                            YOUR VOTE IS IMPORTANT!

     Dear Stockholder:

          We cordially invite you to attend the Annual Meeting of Stockholders of Applied Micro Circuits Corporation to be held at 10:00 a.m. local time on Tuesday, August 3, 1999 at 6290 Sequence Drive, San Diego, California 92121.

          Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.


          Directions from the San Diego Airport




                              [MAP APPEARS HERE]

1. Take Interstate 5 North

2. Merge onto 52 East

3. Merge onto 805 North

4. Exit Mira Mesa Blvd., turn right

5. Turn left on Sequence Drive

6. AMCC is on the left side.

                      APPLIED MICRO CIRCUITS CORPORATION
       PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]




[                                                                              ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR  PROPOSAL 1-3
                                         ---

                                                     For All
1. Election of Directors -            For  Withhold  Except     2. Proposal to increase the number of shares   For  Against  Abstain
   Nominees: William K. Bowes, Jr.,   [ ]    [ ]      [ ]          available for issuance under the company's  [ ]    [ ]      [ ]
   R. Clive Ghest, Franklin P.                                     1992 Stock Option Plan.
   Johnson, Jr., David M. Rickey,
   Roger M. Smullen, Sr., Arthur
   B. Stabenow, Harvey P. White
                                                                3. Proposal to ratify Ernst & Young LLP as     For  Against  Abstain
                                                                   independent auditors.                       [ ]     [ ]      [ ]
   ________________________________
   (Except nominee(s) written above)
                                                                If you plan to attend the Annual Meeting
                                                                please mark this box                           [ ]


                                                                                 Dated:______________________________________, 1999

                                                                Signature _________________________________________________________

                                                                Name (printed) ____________________________________________________

                                                                Title _____________________________________________________________
                                                                Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE